                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            STEINER LEISURE LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [STEINER LOGO]

                            STEINER LEISURE LIMITED

                                                                  April 25, 1997

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Steiner Leisure Limited, which will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, on Friday, June 6, 1997, at 10:00 a.m. local time.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting and vote in person, you will still, of course, have that opportunity.

                                          Sincerely,

                                          /s/Clive E. Warshaw
                                          Clive E. Warshaw
                                          Chairman of the Board and
                                            Chief Executive Officer

                            STEINER LEISURE LIMITED
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 1997
                             ---------------------

To the Shareholders:

     The annual meeting of the shareholders of Steiner Leisure Limited (the "Company") will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, on Friday, June 6, 1997, at 10:00 a.m. local time for the following purposes:

          1. To elect two Class I directors, each to serve for a term of three years.

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 9, 1997 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Carl S. St. Philip, Jr.
                                          Secretary

April 25, 1997

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1997 ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                            STEINER LEISURE LIMITED
                                   SUITE 104A
                                 SAFFREY SQUARE
                              NASSAU, THE BAHAMAS

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement and the accompanying proxy are being furnished to shareholders of Steiner Leisure Limited, a Bahamian international business company (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the Company's outstanding common shares, (U.S.) $.01 par value per share (the "Common Shares"), for use at the 1997 annual meeting of shareholders of the Company to be held on June 6, 1997, at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Only holders of record of Common Shares as of the close of business on April 9, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date, the Company had 7,200,000 Common Shares issued and outstanding. Holders of Common Shares are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each Common Share held of record as of the Record Date. Holders of Common Shares may not cumulate their votes for the election of directors. Common Shares represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "For" the election, as directors of the Company, of the two nominees named in the proxy to serve until the 2000 annual meeting of shareholders, "For" the ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for fiscal year 1997 and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting.

     This Proxy Statement and the accompanying proxy card are being mailed to Company shareholders on or about April 25, 1997.

     Any holder of Common Shares giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date than the date of the proxy being revoked or (iii) at the Annual Meeting, if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Carl S. St. Philip, Jr., Secretary, c/o CT Maritime Services, L.C., 1007 North America Way, 4th Floor, Miami, Florida 33132.

     The holders of a majority of Common Shares issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The nominees receiving a plurality of the votes will be elected as directors. Ratification of the appointment of the Company's independent auditors and other matters properly brought before the meeting will require the approval of a majority of the votes cast. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The number of directors of the Company, as determined by the Board of Directors pursuant to the Company's Amended and Restated Articles of Association (the "Articles"), is seven. In accordance with the Articles, the Board of Directors of the Company consists of three classes: Class I, Class II and Class III, consisting of two, two and three directors, respectively. One of the three classes is elected each year to succeed the directors whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned or otherwise left office. Class I directors are to be elected at the Annual Meeting, Class II directors are to be elected at the 1998 annual meeting of shareholders and Class III directors are to be elected at the 1999 annual meeting of shareholders.

     At the Annual Meeting, two Class I directors are to be elected to the Board, each to serve until the annual meeting of shareholders to be held in 2000. The nominees for election at the Annual Meeting are Clive E. Warshaw and Graham M. Wallace. Both nominees presently are directors of the Company. If either nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board of Directors has no reason to believe that either such nominee will be unable or unwilling to serve as a director.

     The following table sets forth the names and ages (as of the date of the Annual Meeting) of the directors, the class (and year that class stands for election) to which each director has been nominated for election or elected, the positions and offices, if any, held by each director with the Company and the year during which each became a director of the Company.

                      NAME                        AGE    POSITIONS WITH THE COMPANY   DIRECTOR SINCE
                      ----                        ---    --------------------------   --------------
                    CLASS I
           NOMINEES FOR DIRECTORS TO
             HOLD OFFICE UNTIL 2000
Clive E. Warshaw................................  55    Chairman of the Board and          1995
                                                        Chief Executive Officer
Graham M. Wallace...............................  49    Director                           1997
                    CLASS II
      DIRECTORS HOLDING OFFICE UNTIL 1998
Charles D. Finkelstein..........................  45    Director                           1997
Jonathan D. Mariner.............................  42    Director                           1997
                   CLASS III
      DIRECTORS HOLDING OFFICE UNTIL 1999
Leonard I. Fluxman..............................  39    Chief Operating Officer,           1995
                                                        Chief Financial Officer
                                                        and Director
Michele Steiner Warshaw.........................  51    Executive Vice President and       1995
                                                        Director
Steven J. Preston...............................  45    Director                           1997

     Clive E. Warshaw has served as Chairman of the Board, Chief Executive Officer and a director of the Company since November 1995. Mr. Warshaw joined Steiner Group Limited ("Steiner Group"), the Company's predecessor, in 1982 and was involved in both the land-based operations and cruise line related operations (the "Maritime Division") of Steiner Group. Mr. Warshaw served as the senior officer of the Maritime Division of Steiner Group from 1987 until November 1995. Mr. Warshaw resides in the Bahamas. Mr. Warshaw is the husband of Michele Steiner Warshaw.

     Graham M. Wallace has served as a director of the Company since February 1997. Since February 1997, Mr. Wallace has served as Chief Executive of Cable & Wireless Communications plc, a United Kingdom-based company involved in telecommunications and cable television operations. From October 1995 until

January 1997, Mr. Wallace served as Chief Executive of the Restaurant and Services Division of Granada Group plc ("Granada"), a diversified United Kingdom company involved in, among other things, television broadcasting and programming; the operation of hotels, highway service areas, restaurants, theme parks and travel companies; sales and rentals of consumer electronic equipment and providing support services to businesses. From October 1992 until October 1995, Mr. Wallace served as Chief Executive of the U.K. Rental Division of Granada and as Chairman of the Board of Granada's Computer Services and International Rental Division. Mr. Wallace served as Finance Director of Granada from 1989 until October 1992 and served as a member of Granada's Board of Directors from 1989 until January 1997. Mr. Wallace resides in the United Kingdom.

     Charles D. Finkelstein has served as a director of the Company since February 1997. Since 1985, he has served as General Counsel, Secretary and a director of Faber Coe & Gregg, Inc., which operates shops offering gifts, sundries and newspapers and other publications in airports, train stations, hotels and other venues in various parts of the United States.

     Jonathan D. Mariner has served as a director of the Company since February 1997. Since February 1992, he has served as the Chief Financial Officer of the Florida Marlins Major League Baseball Club. From February 1989 until February 1992, Mr. Mariner served as Vice President, Finance and Administration, for the Greater Miami Convention and Visitors Bureau.

     Leonard I. Fluxman has served as Chief Operating Officer, Chief Financial Officer and a director of the Company since November 1995. Mr. Fluxman joined the Company in June 1994, in connection with the Company's acquisition of Coiffeur Transocean (Overseas), Inc. ("CTO"). Mr. Fluxman served as CTO's Vice President -- Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhal and Horwath from 1986 to 1989, during a portion of which period he served as a manager.

     Michele Steiner Warshaw has served as a director of the Company since November 1995 and served as its Senior Vice President -- Development from January 1996 until March 1997, when she was named Executive Vice President of the Company. Ms. Warshaw held a variety of positions with Steiner Group from 1967 until November 1995, including assisting in the design and development of shipboard facilities and services. From 1990 until November 1995, Ms. Warshaw was involved exclusively in the Maritime Division of Steiner Group. Ms. Warshaw resides in The Bahamas.

     Steven J. Preston has served as a director of the Company since April 1997. Since March 1997, Mr. Preston has served as the Chairman of the Board of The 203 Group, L.C., a newly formed entity engaged in marketing and advertising services, and as an independent tax consultant. From 1974 through February 1997, Mr. Preston was with Arthur Andersen LLP ("Arthur Andersen"), including, from September 1985, as a tax partner. Since 1995, Arthur Andersen has provided tax advice to the Company and has served as the Company's independent auditors. Mr. Preston was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company prior to his departure from that firm.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF CLIVE E. WARSHAW AND GRAHAM M. WALLACE AS CLASS I DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board met six times in 1996. Each director listed above who was then serving attended all of such meetings.

     The Company's Board of Directors has an Audit Committee and a Compensation Committee, each of which was created in February 1997. The Board of Directors does not have a nominating committee or any committee performing similar functions. The full Board of Directors is involved in the consideration and nomination of candidates to serve on the Board. Both the Audit Committee and the Compensation

Committee consist of Messrs. Finkelstein, Mariner (each of whom joined the committees in February 1997) and Preston (who joined the committees in April
1997). Mr. Preston serves as Chairman of each committee.

     The Audit Committee is responsible for reviewing internal accounting controls and accounting, auditing and financial reporting matters, including the engagement of independent auditors.

     The Compensation Committee is responsible for reviewing and recommending the compensation arrangements for executive officers, and certain other officers of the Company and is responsible for administering the Company's 1996 Share Option and Incentive Plan (the "Option and Incentive Plan").

COMPENSATION OF DIRECTORS

     Messrs. Warshaw and Fluxman and Ms. Warshaw receive no compensation for serving on the Board except for reimbursement of reasonable expenses incurred in connection with their attendance at Board meetings. Under the Company's Non-Employee Directors' Share Option Plan (the "Directors' Plan"), as amended in February 1997, each director who is not an employee of the Company or any subsidiary of the Company is automatically granted, upon election to the Board at an annual meeting of shareholders, a ten year option to purchase 1,250 Common Shares at an exercise price equal to the closing price of the Common Shares on the date of grant. Directors joining the Board other than pursuant to election at an annual meeting of shareholders receive options with the term and exercise price as described above, but in an amount equal to a pro rata portion of 1,250 based on the amount of time between the date such director joins the Board and the date of the next scheduled annual meeting of shareholders. Options granted under the Directors' Plan become exercisable commencing on the first anniversary of the date of grant, except that in the event of a change in control of the Company, the options are immediately exercisable. The Directors' Plan defines a "change in control" as including, among other things, (i) the acquisition by a person or group of more than 20% of the Company's outstanding voting securities without the prior approval of the Company's Board of Directors and (ii) during any period of 24 consecutive months, individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, ceasing for any reason to constitute a majority of the Board. The option exercise price is payable either in cash (including certified check, bank draft or money order) or by surrender of Common Shares having a fair market value equal to the option exercise price. A total of 82,500 shares have been reserved for issuance pursuant to the Directors' Plan. Upon joining the Board, Messrs. Finkelstein, Mariner and Wallace each were granted an option to purchase 397 Common Shares at an exercise price of $19.625 per share and Mr. Preston was granted an option to purchase 226 Common Shares at an exercise price of $23.875 per share. The Directors' Plan may be amended by the Board of Directors. Non-employee directors also are eligible to receive awards under the Company's 1996 Share Option and Incentive Plan, described below, and are reimbursed for reasonable expenses in connection with their attendance at meetings of the Board or committees thereof.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for services in all capacities paid to, or earned by the Company's executive officers with respect to the fiscal years ended December 31, 1996 and 1995.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                  ANNUAL COMPENSATION(1)           ------------
                                          ---------------------------------------   SECURITIES
                                                                   OTHER ANNUAL     UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)   COMPENSATION(2)   OPTIONS(#)    COMPENSATION
  ---------------------------     ----    ---------    --------   ---------------  ------------   ------------
Clive E. Warshaw................  1996    $325,000     $325,000     $    --          144,000        $   --
  Chairman of the Board and       1995     235,769      156,302      48,700(3)            --            --
  Chief Executive Officer
Leonard I. Fluxman..............  1996     175,000      175,000(4)       --           72,000           716(5)
  Chief Operating Officer and     1995     114,231       56,077          --                             --
  Chief Financial Officer
Michele Steiner Warshaw.........  1996     125,000       40,000          --           36,000            --
  Executive Vice President        1995      66,950           --      13,149(6)                          --
Amanda Jane Francis.............  1996     115,000       85,000          --           28,750            --
  Senior Vice President --        1995      23,355       26,753       5,500(7)                          --
  Operations of Steiner
  Transocean Limited
Sean C. Harrington(8)...........  1996     122,926(9)    26,414          --            6,304         4,257(10)
  Managing Director of Elemis
  Limited

---------------

 (1) Certain of the Company's executive officers' compensation during the years in question was paid, in total or in part, in British pounds. All such amounts are presented in U.S. dollars based on the average exchange rate for the year in question. The Company commenced operations in November 1995. For the first ten months of 1995, compensation was paid to the indicated persons by the Maritime Division of Steiner Group, the Company's predecessor.
 (2) Where no amount is indicated, the aggregate values of the perquisites and other personal benefits received by the executive officer for the indicated years were below the required threshold for disclosure (the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer).
 (3) Includes approximately $20,580 representing payments relating to an apartment used by Mr. Warshaw (and Ms. Warshaw).
 (4) Includes $30,000 deferred pursuant to a deferred compensation agreement between Mr. Fluxman and the Company.
 (5) Represents the Company's contribution to Mr. Fluxman's account under the Company's 401(k) plan.
 (6) Includes approximately $12,320 representing payments with respect to an automobile allowance.
 (7) Includes $4,741 representing payments with respect to an automobile allowance.
 (8) Mr. Harrington joined the Company effective January 1, 1996, upon the Company's acquisition of Elemis Limited.
 (9) Includes approximately $44,606, which is designated as a bonus, but the payment of which is guaranteed under Mr. Harrington's employment agreement.
(10) Consists of Company contributions to a private pension arrangement maintained on behalf of Mr. Harrington.

OPTION GRANTS IN 1996

     The following table sets forth information regarding grants of options to purchase Common Shares made by the Company during fiscal year 1996 to each of the executive officers of the Company. No share appreciation rights were granted during 1996.

                                                      INDIVIDUAL GRANTS(1)
                                       ---------------------------------------------------
                                       NUMBER OF     PERCENT OF
                                       SECURITIES   TOTAL OPTIONS
                                       UNDERLYING    GRANTED TO     EXERCISE
                                        OPTIONS       EMPLOYEES       PRICE     EXPIRATION      GRANT DATE
NAME                                   GRANTED(#)      IN 1996      ($/SHARE)      DATE      PRESENT VALUE(2)
----                                   ----------   -------------   ---------   ----------   ----------------
Clive E. Warshaw.....................   144,000         45.56%       $13.00      11/09/06        $650,213
Leonard I. Fluxman...................    72,000         22.78         13.00      11/09/06         325,106
Michele Steiner Warshaw..............    36,000         11.39         13.00      11/09/06         162,553
Amanda Jane Francis..................    28,750          9.10         13.00      11/09/06         129,817
Sean C. Harrington...................     6,304          2.00         13.00      11/09/06          28,465

---------------

(1) All options were granted pursuant to the Company's 1996 Share Option and Incentive Plan shortly before the Company's initial public offering of Common Shares in November 1996. The exercise price is equal to the initial public offering price for the Common Shares. The options vest in equal amounts over three years and have terms of ten years.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 25%, (b) risk-free rate of return of 6.0%, (c) dividend yield of 0.0 and (d) exercise term of 5 years. The actual value, if any, an executive officer may realize will depend on the excess of the share price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

AGGREGATE OPTION EXERCISES IN 1996 AND YEAR-END 1996 VALUES

     The following table sets forth information regarding the number and year-end value of unexercised share options held at December 31, 1996 by each of the Company's executive officers. No share options were exercised by the executive officers during fiscal year 1996.

                                                                            NUMBER OF
                                                                            SECURITIES          VALUE OF
                                                                            UNDERLYING        UNEXERCISED
                                                                           UNEXERCISED        IN-THE-MONEY
                                                   SHARES                   OPTIONS AT         OPTIONS AT
                                                  ACQUIRED                  FY-END(#)         FY-END($)(1)
                                                     ON        VALUE     ----------------   ----------------
                                                  EXERCISE    REALIZED     EXERCISABLE/       EXERCISABLE/
NAME                                                 (#)        ($)      UNEXERCISABLE(2)   UNEXERCISABLE(2)
----                                              ---------   --------   ----------------   ----------------
Clive E. Warshaw................................        --         --         144,000          $1,026,000
Leonard I. Fluxman..............................        --         --          72,000             513,000
Michele Steiner Warshaw.........................        --         --          36,000             256,500
Amanda Jane Francis.............................        --         --          28,750             204,844
Sean C. Harrington..............................        --         --           6,304              44,916

---------------

(1) The amounts set forth represent the difference between the $20.125 closing price of the Common Shares issuable upon exercise of the options at December 31, 1996 and the exercise price of the options, multiplied by the applicable number of shares issuable upon exercise of the options.
(2) None of the options was exercisable at December 31, 1996.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with its executive officers, as described below. All of those agreements provide for, among other things: (i) the termination of the employee by the Company solely upon the occurrence of specified events relating to the employee's conduct; (ii) an agreement from the employee not to compete with the Company, not to disclose certain confidential information of the Company and not to solicit employees of the Company to leave the Company's employ; and (iii) the continuation of compensation payments to a disabled executive officer until the officer has been unable to perform the services required of him or her for an aggregate of six months in any 12 month period. Each agreement also provides for an automobile allowance and health insurance.

     The Company has entered into six-year employment agreements, effective as of January 1, 1996, with Clive E. Warshaw, Chairman of the Board and Chief Executive Officer, and Leonard I. Fluxman, Chief Operating Officer and Chief Financial Officer. The agreements, as amended in March 1997, provide for annual base salaries of not less than $341,250 and $183,750, respectively, plus quarterly incentive bonuses based on the Company's attainment of certain targeted earnings levels in amounts up to the base salaries. Those earnings levels are required to be approved for such purpose by the Compensation Committee. The agreements also provide for payments to be used for the purchase of disability insurance policies. Under the Agreements, if, after a change in control of the Company, the employment of Mr. Warshaw or Mr. Fluxman is terminated, including by either of such persons as a result of a reduction in salary or other benefits, certain relocations or a determination by such person that his employment changed materially adversely, he would be entitled to receive an amount equal to 2.99 times his then base salary plus any bonus then due him, and all of his share options then not yet vested would become immediately exercisable. For such purposes, a "change in control" means (i) a change in control that would be required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a transaction arranged or approved by the Board of Directors of the Company, (ii) any person or group, with certain exceptions, becoming the beneficial owner of 25% or more of the voting power of the then outstanding securities of the Company otherwise than through a transaction arranged or approved by the Board of Directors of the Company, (iii) 25% or more of the assets of the Company being sold otherwise than through a transaction approved by the Board of Directors of the Company or (iv) during a 12-month period, any three individuals, each of whom is at the beginning of such period a member of the Company's Board of Directors and an officer of the Company or an entity controlled by the Company, ceasing to serve in such positions other than through voluntary resignation.

     The Company has also entered into a deferred compensation agreement with Mr. Fluxman, effective December 1996, pursuant to which Mr. Fluxman may elect to defer a designated portion of his cash compensation. Such designated amounts are held in an account maintained by the Company, which would include earnings, if any, realized with respect to the funds in such account. All amounts in such account are the property of the Company until distributed to Mr. Fluxman upon his termination of employment. Under an agreement between Mr. Fluxman and the Company, effective March 1997, such amounts are invested pursuant to a life insurance policy for the benefit of Mr. Fluxman under which the Company pays the premiums and is entitled to receive an amount equal to the total of such premiums paid from Mr. Fluxman or out of the insurance policy's death benefit proceeds.

     The Company has entered into six-year employment agreements, effective January 1, 1996, with Michele Steiner Warshaw, Executive Vice President, and Amanda Jane Francis, Senior Vice President -- Operations of Steiner Transocean Limited, a Bahamian subsidiary of the Company that conducts its shipboard operations ("Steiner Transocean"). Those agreements, as amended in March 1997, provide for the payment of annual base salaries of not less than $140,000 and $120,000, respectively, plus bonuses. Commencing in 1997, the bonus payable to Ms. Warshaw will be as determined by the Compensation Committee of the Board of Directors and Ms. Francis will be eligible for quarterly bonuses based on the attainment of targeted quarterly revenues by Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee. During 1996, their Employment Agreements provided that any bonuses for Ms. Warshaw and Ms. Francis were payable at the discretion of the Board of Directors.

     The Company has entered into a five-year employment agreement, effective January 1, 1996, with Sean C. Harrington, the Managing Director of Elemis Limited, a United Kingdom subsidiary of the Company which arranges for the production, packaging and supplying of the Company's products ("Elemis"). That agreement, as amended in March 1997, provides for an annual base salary and guaranteed bonus totaling approximately $131,831, plus a bonus up to a total of approximately $39,109 based on the attainment by Elemis of certain targeted sales, which targeted sales are required to be approved for such purpose by the Compensation Committee. Those amounts are based on the British pound to U.S. dollar exchange rate on April 11, 1997. In addition, the agreement provides that the Company will pay annually into a pension plan maintained on behalf of Mr. Harrington an amount equal to five percent of his base salary.

1996 SHARE OPTION AND INCENTIVE PLAN

     Under the Company's 1996 Share Option and Incentive Plan (the "Option and Incentive Plan"), directors and officers and certain other employees of, and consultants to, the Company can be granted a variety of long term incentives, including non-qualified share options, incentive share options, grants of restricted and unrestricted shares, performance share awards, share appreciation rights and exercise payment rights. The Option and Incentive Plan is administered by the Compensation Committee of the Board of Directors. Under the Option and Incentive Plan, the Compensation Committee will determine, in its discretion, among other things, which officers, employees, consultants and directors will receive awards, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. Except as may be required under any applicable regulatory rules, the Board of Directors has the right at any time to amend or discontinue the Option and Incentive Plan without the consent of participants or the Company's shareholders, provided that no such action may adversely affect awards previously granted without the recipient's consent.

     Options granted under the Option and Incentive Plan may be made exercisable in specified installments. The term of any option may not exceed ten years from the date of grant. Payment of the option price may be made by certified or bank cashier's check, by tender of Common Shares having a fair market value equal to the option exercise price or by any other means acceptable to the Compensation Committee.

     The Option and Incentive Plan provides that in the event of a change in control (which has the same meaning as under the Director's Plan) of the Company, all share options granted under the Option and Incentive Plan will automatically become fully exercisable. In addition, at any time, the Compensation Committee may accelerate awards and waive conditions and restrictions on any awards under the Option and Incentive Plan to the extent it may deem appropriate.

     A total of 720,000 Common Shares have been reserved for issuance under the Option and Incentive Plan, although that number is subject to adjustment for share dividends, share splits, recapitalizations and certain other events. The expiration date of the Option and Incentive Plan, after which awards may not be made thereunder, is August 15, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Board of Directors did not have a compensation committee (or other Board committee performing equivalent functions). Decisions with respect to compensation of executive officers of the Company and its subsidiaries were made by the Board of Directors and all members of the Board participated in deliberations concerning such decisions. During 1996, the Board of Directors consisted of Clive E. Warshaw, the Chairman of the Board and Chief Executive Officer of the Company, Leonard I. Fluxman, the Chief Operating Officer and Chief Financial Officer of the Company, and Michele Steiner Warshaw, then the Senior Vice President -- Development of the Company.

COMPENSATION OF CERTAIN OFFICERS

     Victoria Schaverien, the Managing Director of Steiner Training Limited, a United Kingdom subsidiary of the Company responsible for the training of shipboard employees ("Training"), and the daughter of Mr. Warshaw and Ms. Warshaw, received compensation of approximately $84,600 and other benefits with an aggregate value of approximately $12,800 in 1996. In November 1996, Ms. Schaverien was granted an option to purchase 11,250 of the Company's Common Shares at an exercise price of $13.00 per share (the price per share in the Company's initial public offering), pursuant to the Option and Incentive Plan. For 1997,

Ms. Schaverien will receive a salary of approximately $65,120 plus a car allowance and certain other benefits. In addition, she will be entitled to receive a bonus of up to $16,280 if all of the budgeted targets of Training and the budgeted revenues of Steiner Transocean are met. In March 1997, Ms. Schaverien was granted an option to purchase 2,800 of the Common Shares at an exercise price of $23.75 per share pursuant to the Option and Incentive Plan. Robert Schaverien, the Sales Manager of Elemis since May 1996 and the husband of Victoria Schaverien, received compensation of approximately $48,700 and other benefits with an aggregate value of approximately $6,250 in 1996. For 1997, Mr. Schaverien will receive a salary of $48,840 plus a car allowance and certain other benefits. In addition, he will be entitled to receive a bonus of up to $32,560 if certain Elemis sales targets are met and up to five percent of the amount by which Elemis sales for the year exceed the targeted amount, up to $16,280. In March 1997, Mr. Schaverien was granted an option to purchase 300 of the Common Shares at an exercise price of $23.75 per share pursuant to the Option and Incentive Plan. The above compensation amounts for 1996 are based on the average British pound to U.S. dollar exchange rate for 1996. The compensation amounts for 1997 are based on the British pound to U.S. dollar exchange rate on April 11, 1997. Commencing in 1997, the compensation payable to Ms. Schaverien and Mr. Schaverien (including the targets upon which their bonuses are based) is required to be approved by the Compensation Committee.

REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     During 1996, the Company did not have a Compensation Committee or other Board committee performing equivalent functions. Decisions with respect to compensation of executive officers of the Company were made by the Board of Directors, which included no non-employee directors. On February 10, 1997, the Board appointed a Compensation Committee with Messrs. Finkelstein and Mariner, both non-employee directors, as its initial members. Mr. Preston, also a nonemployee director, was appointed to the Compensation Committee as its Chairman effective April 1, 1997. The Compensation Committee's only deliberation and action with respect to 1996 executive officer compensation took place prior to Mr. Preston's joining the Committee and related to its approval of the (i) bonuses paid to Ms. Warshaw and Ms. Francis and (ii) Mr. Fluxman's deferred compensation arrangements, which are described above.

COMPENSATION PHILOSOPHY

     The Board of Directors and the Compensation Committee believe that the Company's goal of maximizing shareholder value is furthered by aligning the interests of its executive officers with the interests of its shareholders. In the opinion of the Board and the Compensation Committee, the compensation arrangements for the Company's executive officers promote such an alignment of interests by offering (i) compensation in the form of bonuses tied to specified Company performance criteria or to be awarded based on other measures of individual or Company performance and (ii) the opportunity to receive Common Shares, or options to purchase Common Shares of the Company under the Option and Incentive Plan.

COMPONENTS OF COMPENSATION

     The Company's compensation program for its executive officers is designed to attract, motivate, reward and retain personnel capable of making significant contributions to the long-term success of the Company. The program consists of four components -- salary, bonuses, awards under the Option and Incentive Plan and various employee benefits (including automobile allowances as well as medical and life insurance and, for Mr. Fluxman and Ms. Francis, who are based in the United States, 401(k) plan benefits generally available to the employees of the Company). The program places a significant percentage of the Company's most senior executive officers' compensation at risk, rewarding the executives if the performance of the Company warrants and, accordingly, encouraging the building of shareholder value.

     The compensation payable to the executive officers of the Company is based on the Company's employment agreements with each executive officer (the "Employment Agreements"), which are described above under "Executive Compensation -- Employment Agreements." The Employment Agreements were initially entered into prior to the Company's initial public offering in November 1996 and prior to the formation of the Compensation Committee, and were amended in March 1997.

     Annual Base Salary. The Employment Agreements, which were effective January 1, 1996, reflect significant increases from prior years in base salary and potential bonus payments. At the time that the Board approved the Employment Agreements, the Board believed that the base salaries for the Company's executive officers reflected therein were appropriate based on the increased scope of the respective executive officers' responsibilities due to the growth of the Company, and the performance of the Company during 1995 and 1996, prior to the execution of the Employment Agreements. The base salaries set forth in each Employment Agreement may not be reduced by the Compensation Committee. If the Chief Executive Officer of the Company deems it appropriate, he may recommend increases in base salary for one or more of the Company's executive officers. The Compensation Committee would review any such proposed increase and, based on such review, make an appropriate recommendation to the Board. In addition, the Compensation Committee may initiate its own recommendation to the Board regarding increases in base salary based on Company or individual performance or other criteria deemed appropriate by the Compensation Committee.

     Annual Bonuses. The Employment Agreements for Clive E. Warshaw, Chairman of the Board and Chief Executive Officer, and Leonard I. Fluxman, Chief Operating Officer and Chief Financial Officer, provide for incentive bonuses directly tied to the performance of the Company. Those bonuses, which, in the aggregate, may not exceed the respective base salaries of Messrs. Warshaw and Fluxman for the year, are payable quarterly if the Company attains targeted levels of earnings (before taxes, depreciation and amortization) through the end of each quarter, which earnings levels were required to be approved by the Board of Directors. The bonuses may not exceed five percent (with respect to Mr. Warshaw) and two and one-half percent (with respect to Mr. Fluxman) of such targeted earnings. For 1996, the targeted earnings represented an increase in earnings for the Company's services and product sales from the prior year. The Company exceeded the targeted earnings in each of the four quarters of 1996 and Messrs. Warshaw and Fluxman each received the maximum bonus payable under his Employment Agreement. The targeted earnings on which the bonuses are based are required to be approved by the Compensation Committee for such purpose commencing in 1997.

     For 1996, under their Employment Agreements, Michele Steiner Warshaw, then Senior Vice President -- Development, and Amanda Jane Francis, Senior Vice President -- Operations, were entitled to such bonuses as the Board of Directors determined. For 1996, Ms. Warshaw received a bonus of $40,000 and Ms. Francis received total bonuses of $85,000. In March 1997, those bonuses were approved by the Compensation Committee and by the Board of Directors. In approving those bonuses, the Board and the Compensation Committee considered, primarily, the growth of the Company's revenues and earnings during 1996 and those officers' respective performances. Commencing in 1997, Ms. Warshaw's bonus will be as determined by the Compensation Committee and Ms. Francis will be eligible for quarterly bonuses based on the attainment of targeted quarterly revenues of Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee.

     The bonus for Sean C. Harrington, Managing Director of Elemis, was based on the attainment by Elemis of targeted sales, which were required to be approved in advance by the Company's Chief Executive Officer. The targeted sales for 1996 represented an increase in such sales from the prior year. For 1996, Mr. Harrington received a bonus representing approximately 78% of the maximum bonus for which he was eligible. Beginning in 1997, the sales targets upon which Mr. Harrington's bonus will be based are required to be approved by the Compensation Committee for such purpose.

     Long-Term Incentive Compensation. The Option and Incentive Plan was adopted in November 1996, shortly before the Company's initial public offering. At the time the Plan was adopted, the executive officers received the share options described above under "Executive Compensation -- Option Grants in 1996." Those grants were made by the Board of Directors in amounts based on the relative responsibilities of the executive officers and with the intention of providing additional incentives directly linked to the performance of the Company. As described above under "Executive Compensation -- 1996 Share Option and Incentive Plan," under the Option and Incentive Plan, the Compensation Committee may award to executive officers and other employees of the Company share options and other forms of long-term incentives upon such terms and conditions as the Committee may determine. It is anticipated that the Chief Executive Officer of the Company will, from time to time, make recommendations to the Compensation Committee regarding awards to be made under the Option and Incentive Plan. The Compensation Committee will evaluate the performance of the executive officers and others that may be considered for awards and the Company and establish any criteria the Compensation Committee deems appropriate in determining whether to make awards under the Option and Incentive Plan, either pursuant to any such recommendation or otherwise.

MEMBERS OF THE BOARD OF DIRECTORS PRIOR TO APPOINTMENT OF COMPENSATION
COMMITTEE:

         Clive E. Warshaw
         Leonard I. Fluxman
         Michele Steiner Warshaw

MEMBERS OF THE COMPENSATION COMMITTEE:

         Charles D. Finkelstein
         Jonathan D. Mariner
         Steven J. Preston

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return (assuming reinvestment of dividends) of the Nasdaq Stock Market (U.S. and foreign) Index and the Dow Jones Industry Group REQ (other recreational products and services) for the period beginning November 13, 1996 (the commencement date of the Company's initial public offering) and ending December 31, 1996. The Company has not paid dividends on its Common Shares. The graph assumes that $100.00 was invested on November 13, 1996 in the Common Shares at a per share price of $13.00, the initial public offering price, and in each of the comparative indices. The share price performance on the following graph is not necessarily indicative of future share price performance.

                        COMPARISON OF CUMULATIVE RETURN

        MEASUREMENT PERIOD           STEINER LEISURE     NASDAQ STOCK         DOW JONES
      (FISCAL YEAR COVERED)              LIMITED       MARKET (U.S. AND    INDUSTRY GROUP
                                                        FOREIGN) INDEX           REQ
11/13/96                                          100                100                100
12/31/96                                          155                103                 98

                              CERTAIN TRANSACTIONS

ELEMIS LIMITED

     Effective January 1, 1996, the Company purchased all of the outstanding shares of Elemis for non-interest bearing promissory notes in the aggregate principal amount of $543,000 (based on an exchange rate of approximately $1.53 U.S. dollars to the British pound), which was the book value of Elemis at the time the shares were purchased. The notes are payable in monthly installments commencing August 1, 1996. As of April 1, 1997, the Company had paid a total of approximately $489,000 under the notes. The shares of Elemis were owned 95% and 5% by Nicolas D. Steiner and Clive E. Warshaw, respectively. Mr. Steiner and Mr. Warshaw owned 67% and 33%, respectively, of a company (the "Former Parent") that, until October 31, 1996, owned all of the shares of the Company. Mr. Steiner is the brother of Michele Steiner Warshaw, the Executive Vice President and a director of the Company, and directed the land-based activities of Steiner Group (the Maritime Division of which was the Company's predecessor) until December 1995. During 1996, the Company repaid non-interest bearing loans in the aggregate amount of $153,000 to a subsidiary of Elemis, which loans were initiated in 1995.

STEINER GROUP

     During 1996, the Company paid approximately $400,000 to, or on behalf of Steiner Group, representing a portion of the obligations incurred by the Maritime Division of Steiner Group and the Company to Steiner Group during 1994 and 1995 for services in connection with the recruiting and training of certain employees and certain management services and the net amount owed to Steiner Group in connection with intercompany transfers between the Maritime Division and the non-maritime operations of Steiner Group. During those years, Steiner Group was owned beneficially principally by Nicholas D. Steiner, Francis D. Steiner, a director of a subsidiary of the Company and the brother of Nicholas
D. Steiner and Michele Steiner Warshaw, and Clive E. Warshaw.

LOANS TO SHAREHOLDERS

     During 1996, the Company made non-interest bearing loans in the aggregate amount of approximately $3.1 million to Nicholas D. Steiner and Mr. Warshaw, almost all of which were made to the Former Parent, and Francis D. Steiner. These loans were repaid in November 1996.

SHARING OF EXPENSES

     Approximately 83.8% of the shares offered in the Company's November 1996 initial public offering (the "Offering") were sold by a trust, one of the trustees of which was Nicholas D. Steiner and the beneficiaries of which were Mr. Steiner, Francis D. Steiner, the son of Mr. and Mrs. Warshaw and the son of Nicholas D. Steiner (the "Steiner Trust").

     During 1996, the Steiner Trust reimbursed the Company in the aggregate amount of approximately $1.5 million, representing its proportionate share of the expenses in connection with the Offering. In addition, during 1996, the Steiner Trust reimbursed the Company in the amount of approximately $367,000, representing a portion of the expenses incurred by the Company in connection with the Company's acquisition of its cruise line related business from Steiner Group in November 1995 and certain related matters.

REPAYMENT OF LOANS

     Approximately $3.4 million of the net proceeds to the Company from the Offering were used to pay the outstanding amount of indebtedness assumed by the Company from Steiner Group in connection with the Company's acquisition of its cruise line related business. The original amount of that indebtedness was $5.7 million, approximately $1.9 million of which was repaid during 1996 through the closing of the Offering.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of April 10, 1997, regarding the beneficial ownership of the Company's Common Shares of (a) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares, (b) each director and each executive officer of the Company and (c) directors and executive officers of the Company as a group. The address for Messrs. Warshaw and Preston is the address of the Company, Suite 104A, Saffrey Square, Nassau, The Bahamas. Unless otherwise indicated, the beneficial owner had sole voting and dispositive power with respect to the shares.

NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES OWNED    PERCENTAGE
------------------------------------                          ----------------------    ----------
Clive E. Warshaw(1).........................................        2,102,760             29.21%
Steven J. Preston(2)........................................              100              *
Lutheran Brotherhood........................................          546,900(3)           7.60%
  625 Fourth Avenue South
  Minneapolis, MN 55415
WHRS Investment Management, Inc.............................          486,425(4)           6.76%
  4440 PGA Blvd., #308
  Palm Beach Gardens, FL 33410
J.P. Morgan & Co. Incorporated..............................          473,900(5)           6.58%
  60 Wall Street
  New York, New York 10260
American Express Financial Corporation......................          375,000(6)           5.21%
  IDS Tower 10
  Minneapolis, MN 55440
Directors and executive officers as a group (9 persons).....        2,102,860             29.21%

---------------

  * Less than one percent
(1) Chairman of the Board and Chief Executive Officer of the Company.
(2) Director of the Company.
(3) Lutheran Brotherhood, a fraternal benefit society, has informed the Company that, as of April 10, 1997, 70,900 of the shares were owned by Lutheran Brotherhood directly and 476,000 of the shares were owned by mutual funds for which Lutheran Brotherhood or a wholly-owned indirect subsidiary thereof served as investment adviser. As of such date, Lutheran Brotherhood or such indirect subsidiary had sole voting and dispositive power over the shares.
(4) According to a Schedule 13G dated January 13, 1997, as of December 31, 1996, WHRS Investment, Management, Inc., a registered investment adviser, had sole dispositive power, but no voting power with respect to the shares.
(5) According to a Schedule 13G dated December 31, 1996, J.P. Morgan & Co. Incorporated, a parent holding company, filed the Schedule 13G on behalf of its subsidiaries, Morgan Guaranty Trust Company of New York, a bank, and J.P. Morgan Investment Management, Inc. and J.P. Morgan Florida Federal Savings Bank, both investment advisers, which entities, in the aggregate, had, as of such date, sole dispositive power over all of the shares, and sole voting power over 351,200 shares.
(6) According to a Schedule 13G dated December 31, 1996, as of that date, American Express Financial Corporation ("AEFC"), a registered investment adviser, shared dispositive power over the shares, but had no voting power with respect thereto. American Express Company, the parent holding company of AEFC and a joint filer of the Schedule 13G, disclaimed beneficial ownership of the shares.

CHANGE IN CONTROL

     Prior to October 31, 1996, all of the Common Shares of the Company were owned by the Former Parent, which was owned 67% by Nicolas D. Steiner and 33% by Clive E. Warshaw, the Chairman of the Board and

Chief Executive Officer of the Company. On October 31, 1996, the Common Shares were distributed in the aforementioned percentages to Mr. Steiner, who then contributed the shares he received to the Steiner Trust, and Mr. Warshaw, respectively. As a result of such distribution, Mr. Warshaw is the owner of approximately 29.2% of the outstanding Common Shares of the Company. All of the Common Shares of the Company owned by the Steiner Trust were sold in the Company's initial public offering, including shares sold pursuant to the over-allotment option granted by the Steiner Trust to the underwriters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and certain officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based upon a review of such forms furnished to the Company and upon written representations from certain persons subject to the reporting requirements of
Section 16(a), the Company is not aware of any person who has not timely filed reports required by Section 16(a) of the Exchange Act during 1996.

      PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 1997, subject to ratification by the shareholders. Arthur Andersen served as the Company's independent auditors for the four fiscal years ended December 31, 1996 and has provided tax advice to the Company since 1995. Steven J. Preston, who became a director of the Company on April 1, 1997, was a tax partner of Arthur Andersen through February 28, 1997 and, prior to his departure, was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company.

     Although ratification by the shareholders of the appointment of independent auditors is not legally required, the Board of Directors believes that such action is desirable. If the appointment of Arthur Andersen is not ratified, the Board will seek other independent auditors. However, due to the difficulty and expense of making any change of auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for 1997 unless the Audit Committee and the Board found other good reason for making a change.

     Ratification of the selection of Arthur Andersen as the Company's independent auditors requires the affirmative vote of a majority of votes cast by holders of the Common Shares voting in person or by proxy at the Annual Meeting.

     A representative of Arthur Andersen will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions which the shareholders might have.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1997 FISCAL YEAR.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matters which will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                       EXPENSE OF SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile or in person by directors, officers or employees of the Company, who will receive no additional compensation for such services. In addition, the Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy material to beneficial owners.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals which shareholders wish to have considered for inclusion in the proxy statement for the 1998 annual meeting of shareholders must be received by the Company's principal executive offices on or before December 26, 1997. Proposals should be directed to the Corporate Secretary, c/o CT Maritime Service, L.C., 1007 North American Way, 4th Floor, Miami, Florida 33132.

     The Company's Articles provide that for business to be properly brought before future annual meetings by a shareholder, in addition to other applicable requirements, the shareholder must be present at the meeting and written notice thereof must be received by the Company's Secretary not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"). If the annual meeting is to be held more than 30 days before, or more than 60 days after the Anniversary Date, such notice must be received not later than the later of the 75th day prior to the annual meeting or the 10th day following the day on which the public announcement of the annual meeting date is first made by the Company. The shareholder's notice to the Company must include a description of the proposal and certain information regarding the shareholder.

                                 ANNUAL REPORT

     A copy of the Company's 1996 Annual Report to Shareholders (consisting primarily of the Company's annual report on Form 10-K, without exhibits, for fiscal year 1996) is being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. Additional copies of the Annual Report or Form 10-K may be obtained, without charge, by any shareholder by writing or calling Carl S. St. Philip, Jr., Secretary, c/o CT Maritime Services, L.C. 1007 North America Way, 4th Floor, Miami, Florida 33132, telephone (305) 358-9002.

                                          By Order of the Board of Directors

                                          Carl S. St. Philip, Jr.
                                          Secretary

April 25, 1997

                            STEINER LEISURE LIMITED
        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD JUNE 6, 1997


     The undersigned hereby appoints Clive E. Warshaw and Leonard I. Fluxman and each of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the common shares of Steiner Leisure Limited held of record by the undersigned on April 9, 1997, at the Annual Meeting of Shareholders to be held on June 6, 1997, and at any adjournments or postponements thereof for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for director should be unavailable to serve for election, in accordance with, and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement.


     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If the proxy is returned without direction being given, this proxy will be voted FOR the election of the nominees for directors set forth in proposal 1 and FOR proposal 2.



                                                             /SEE REVERSE SIDE/


             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)




                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                            STEINER LEISURE LIMITED

                                  June 6, 1997


A /X/ Please mark your
      votes as in the
      example


                               Withhold
                             Authority to
                      For      vote for          The Board of Directors recommends a vote FOR the election of the
                    nominees   nominees            nominees listed below and FOR proposal 2.
                     listed   listed at
                    at Right    Right                                                                      FOR   AGAINST   ABSTAIN
1. Election of        / /       / /     Nominees: Clive E. Warshaw    2. Ratification of the appointment   / /     / /       / /
   Class I                                        Graham M. Wallace      appointment of Arthur Andersen
   Directors                                                             LLP as independent auditors for
                                                                         the 1997 fiscal year.

For nominees except as noted below                                    3. In their discretion, the proxies
                                                                         are authorized to vote upon such
--------------------------------------------------------                 other business that may properly
                                                                         come before the meeting.


                                                                      The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or
                                                                      postponement thereof. The signer hereby acknowledges the
                                                                      receipt of the Notice of Annual Meeting and Proxy Statement.



                                                                                        I will    / /       I will not   / /
                                                                                    attend the              attend the
                                                                                       meeting                 meeting


                                                                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                      USING THE ENCLOSED ENVELOPE.

_______________________________________  Date  ________________  ________________________________________  Date ____________________
               Signature                                               Signature, if held jointly

Note: Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.
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